General Housewares Corp.

1536 BEECH STREET, P.O. BOX 4066, TERRE HAUTE, INDIANA 47804
(812)232-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 1997

To the Holders of the Company's Common Stock:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GENERAL HOUSEWARES CORP., a Delaware corporation (the "Company"), will be held at the offices of the Company, 1536 Beech Street, Terre Haute, Indiana, on Tuesday, May 13, 1997, at 10:00 a.m. (local time) for the following purposes:

     1.   To elect three directors;

     2. To approve the 1997 Key Employees' Incentive Stock plan, a copy of which is annexed as Exhibit A to the accompanying Proxy Statement; and

     3. To transact such other business as may properly come before the meeting.

Only holders of record of the Company's Common Stock at the close of business on March 17, 1997 are entitled to notice of, and will be entitled to vote at, the meeting and any adjournment or adjournments thereof.

Holders of Common Stock are urged to date, sign and return the enclosed form of proxy at their earliest convenience, even if they plan to attend the meeting. A return envelope is enclosed for this purpose which requires no postage if mailed in the United States.


                                        By Order of the Board of

                                        Directors,
                                        RAYMOND J. KULLA,
                                        Secretary.


Dated: March 27, 1997




General Housewares Corp.

1536 BEECH STREET, P.O. BOX 4066, TERRE HAUTE, INDIANA 47804
(812)232-1000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 1997

The accompanying proxy is solicited by the Board of Directors of General Housewares Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company, 1536 Beech Street, Terre Haute, Indiana, on Tuesday, May 13, 1997, at 10:00 a.m. (local time) (and at any adjournment or adjournments thereof), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Annual Meeting"). The approximate date on which this Proxy Statement and form of proxy will be first given or mailed to stockholders is March 27, 1997.

Only holders of record of the Company's Common Stock, par value $.33 1/3 per share, at the close of business on March 17, 1997, will be entitled to vote at the meeting. At that date there were issued and outstanding 3,811,504 shares of Common Stock, the holders of which are entitled to one vote per share on all matters, including the election of directors.

Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing, with the Secretary of the Company, a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether they have previously given a proxy, but presence at the meeting will not revoke their proxy unless such stockholder votes in person.

PRINCIPAL HOLDERS OF VOTING SECURITIES

Except as otherwise indicated, the following table sets forth as of March 17, 1997, to the knowledge of the Company, information as to the beneficial ownership of the Company's Common Stock by (i) persons that own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and all executive officers as a group. Except as otherwise indicated, all beneficial ownership reflected in the table represents sole voting and investment power as to Common Stock and information is provided throughout this proxy statement only with respect to the periods of time during which the indicated persons held the specified position or relationship with the Company.



















                                         Amount
                                         Beneficially   Percent
                                                        of
                                         Owned          Class

(a)  Holders of more than 5% of Common Stock

Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401                250,710        6.5

Investment Counselors of Maryland
  803 Cathedral Street
  Baltimore, MD  21201                   285,000        7.4

Walter Absil Investments Inc.
875 McCaffrey
St. Laurent, Quebec  H4T1N3              340,000(1)     8.9

Gangelhoff Enterprises Trust
  1405 West Farm Road
  Chaska, MN  55318                      395,017        10.3

Gabelli Funds, Inc.
  One Corporate Center
  Rye, NY  10580-1434                    637,000        16.7

(b)  Directors and Nominees

Thomas G. Belot                          500            (2)

Charles E. Bradley                       4,100          (2)

John S. Crowley                          8,810          (2)

Thomas L. Francis                        3,658          (2)

Joseph Hinsey IV                         2,562          (2)

Richard E. Lundin                        1,500          (2)

Ann Manix                                1,500          (2)

Phillip A. Ranney                        3,334          (2)

Paul A. Saxton                           124,045(3)     3.2

(c)  Named Executive Officers other than
     Paul A. Saxton

John C. Blackwell                        26,030(4)      (2)

Gordon H. Brown                          22,528(5)      (2)

Robert L. Gray                           48,253(6)      (2)

Raymond J. Kulla                         21,000(7)      (2)

(d)  All Directors, Nominees and Executive Officers as a Group
(13 persons including the above)         267,820        6.8
------------------------------------------

(1) Includes 200,000 shares owned by Walter Absil Company Ltd. of which Walter Absil Investments Inc. is deemed to be the beneficial owner and for which it has sole voting power.

(2)  Less than 1% of class.

(3) Of such shares, Mr. Saxton's wife, Kathleen Saxton, owns 1,000 shares. Mr. Saxton disclaims beneficial ownership of such shares. Includes 49,833 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

(4) Includes 6,666 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

(5) Includes 6,666 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

(6) Includes 29,501 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

(7) Includes 3,333 shares of Common Stock which may be acquired currently or within 60 days upon exercise of options; there is no voting or investment power with respect to such shares until exercise.

ELECTION OF DIRECTORS

Under the Company's By-Laws, its directors are divided into three classes, each class to be elected at successive annual meetings for terms of three years. The number of directorships was fixed at nine at the Regular Meeting of the Board of Directors held on May 14, 1996. The three directors whose terms will expire at the 1997 Annual Meeting are Joseph Hinsey IV, Thomas G. Belot and Ann Manix. Joseph Hinsey IV, Thomas G. Belot and Ann Manix have been nominated by the Board of Directors to stand for election as directors at the Annual Meeting and until their successors are duly elected and shall qualify.

At the Annual Meeting, the accompanying proxy, if properly executed and returned, will be voted (absent contrary instructions) in favor of electing as directors these three nominees. Should any one or more of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify.

A plurality of the votes of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the meeting on the election of directors is required for the election of directors.

Information on Nominees and Incumbent Directors

                                   Served as
                                                Director
         Name                                   Since         Age

Nominees for Election to Term Expiring in 2000:
     Joseph Hinsey IV...........................1992......... 65
     Ann Manix..................................1994..........44
     Thomas G. Belot............................1996..........46

Directors Whose Term Expires in 1999:
     Charles E. Bradley.........................1967..........67
     Thomas L. Francis..........................1990..........67
     Phillip A. Ranney..........................1990...... ...60

Directors Whose Term Expires in 1998:
     John S. Crowley............................1980..........73
     Richard E. Lundin..........................1996..........45
     Paul A. Saxton.............................1987..........58


Mr. Belot has been President and Chief Executive Officer of The Vollrath Company, Inc. (a marketer and manufacturer of food service equipment) for more than five years.

Mr. Bradley has been President of Stanwich Partners, Inc. (private investment banking firm) for more than five years. He is also a director of Audits and Surveys Worldwide, DeVlieg Bullard, Inc., Sanitas, Inc., Texon Energy Corporation, Consumer Portfolio Services, Inc., Reunion Industries, Inc., NAB Assets Corporation, Zydeco Energy Co. and Chatwins Group, Inc

Mr. Crowley was Managing Director of Saugatuck Associates, Inc. (the management company of a private risk capital partnership) from 1987 to 1993. Prior thereto, he was Executive Vice President and a director of Xerox Corporation from 1977 until mid 1982. He is presently a private investor. He is also a director of Morgan Products, Ltd.

Mr. Francis has been Chairman of the Board, Chief Executive Officer and President of CDI, Inc. (a privately-owned firm engaged in general construction and real estate development) for more than five years. He is also a director of Merchants National Bank.

Mr. Hinsey is a Professor at the Harvard University Graduate School of Business Administration, holding the H. Douglas Weaver Professor of Business Law Chair. Prior to joining the Harvard Business School senior faculty in 1987, he was a Partner of the law firm of White & Case for many years.

Mr. Lundin has been President and Chief Executive Officer of Da-Lite Screen Company, Inc. (a manufacturer and marketer of projection screens, overhead projectors and related products) for more than five years.

Ms. Manix is currently a Partner with Ducker Research Corp., an industrial research firm serving Fortune 500 companies. Prior to that, Ms. Manix was President of M & C Enterprises, a consulting firm. From 1988 until 1991, Ms. Manix served as President and Chief Executive Officer of Hallen Company, a Houston-based consumer products manufacturing and marketing company specializing in wine and dining accessories.

Mr. Ranney has been a partner in the Cleveland, Ohio, law firm of Schneider, Smeltz, Ranney & LaFond for more than five years.

Mr. Saxton has been Chairman of the Company since June 24, 1992; Chief Executive Officer since July 1, 1990, and President since August 1989. He was Executive Vice President from September 1987 to August 1989. He is also a director of AP&S Clinic LLC.


Information on Committees of the Board of Directors

During 1996, the Board of Directors held six meetings and there were thirteen meetings of committees of the Board. No director attended fewer than 75 percent of the total number of meetings of the Board and of the committees of which the director was a member. In addition to attending Board and committee meetings, directors studied matters and documents affecting the Company and had numerous discussions with management at times other than the meetings.

The standing committees of the Board of Directors include audit and compensation committees but do not include a nominating committee.

The Audit Committee monitors the activities of the Company's independent public accountants, receives reports concerning the Company's internal accounting controls, reviews the fees to be paid to the Company's independent public accountants, confers as to the financial statements when the audit is completed and reports on such activities to the full Board of Directors. Its members are Joseph Hinsey IV (Chairman), Ann Manix and Thomas L. Francis. During 1996, the Audit Committee held five meetings.

The Compensation Committee approves the compensation of officers of the Company and has overall responsibility for the Company's compensation policies for senior management. Its members are Phillip A. Ranney (Chairman), Charles
E. Bradley and Thomas G. Belot. The Compensation Committee held four meetings during 1996.


Remuneration of Non-Management Directors

The directors of the Company who are not employees receive an annual retainer of $10,000 per year, plus fees of $1,000 for each meeting of the Board of Directors or meeting of the committees which they attend and $250 for each meeting of the Board of Directors or meeting of the committees held by telephone conference in which they participate.

Pursuant to the Addendum to 1993 Key Employees' Incentive Stock Plan, adopted by the Board of Directors and approved by the stockholders of the Company at the Annual Meeting held on May 10, 1994, the seven non-management directors serving on that date were each awarded 1,500 shares of restricted Common Stock. The restricted period ended with respect to 500 shares on May 2, 1995, 500 shares on May 14, 1996, and will end with respect to the remaining 500 shares on the date on which the Company's Annual Meeting is held in 1997 for each of the non-management directors who continue as directors on such dates. In addition, two non-management directors, who assumed office at the Company's Annual Meeting in 1996, were each awarded 500 shares of restricted Common Stock. The restricted period with respect to those shares will end on the date of the Company's Annual Meeting held in 1997.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" the nominees for director named herein.

COMPENSATION OF EXECUTIVE OFFICERS

The following table discloses compensation earned for each of the three fiscal years ended December 31, 1996, by the Company's Chief Executive Officer and the four most highly paid executive officers who were serving as executive officers at the end of the year, other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE

                            ANNUAL COMPENSATION

NAME AND
PRINCIPAL                                            OTHER ANNUAL
POSITION         YEAR      SALARY ($)     BONUS ($)  COMPENSATION
                                                         ($)

Paul A. Saxton    1996      294,000       0          0
Chairman & CEO    1995      282,000       0          0
                  1994      252,000       57,078     0

John C. Blackwell 1996      178,000       0          0
Vice President    1995      124,923       0          43,374(1)

Gordon H. Brown   1996      178,000       0          0
Vice President    1995       80,000       0          39,803(1)

Robert L. Gray    1996      168,000       0          0
Vice President    1995      160,000       0          0
                  1994      148,000       28,490     0

Raymond J. Kulla  1996      173,000       25,000     1,481(2)
Vice President    1995       36,410                  1,256(1)


NAME                          RESTRICTED   LONG TERM      ALL OTHER
AND                           STOCK        COMPENSATION   COMPENSATION
PRINCIPAL POSITION            AWARDS       OPTIONS        ($)(4)
                              YEAR         ($)(3)         (#)

Paul A. Saxton       1996     0            0              2,700
Chairman & CEO       1995     37,503       12,000         4,500
                     1994     0            0              4,500

John C. Blackwell    1996     0            0              2,280
Vice President       1995     17,487       10,000         0
                              42,000

Gordon H. Brown      1996     0            0              2,700
Vice President       1995     12,797       10,000         0
                              36,000

Robert L. Gray       1996     0            0              2,700
Vice President       1995     14,397       6,000          4,500
                     1994     0            0              4,500

Raymond J. Kulla     1996     0            0              0
Vice President       1995     27,750       0              0


(1). Relocation expenses in 1995.

(2). Relocation expenses in 1996.

(3). Restricted stock awards for 1995 were made in lieu of certain annual cash bonuses except for the awards of $42,000; $36,000 and $27,750 (3,000 shares each) which were made to Messrs. Blackwell, Brown and Kulla, respectively, in connection with each of their employment agreements. The number and value of aggregate restricted stock holdings at December 31, 1996, were 18,813 and $183,427, respectively. The vesting schedule with respect to such restricted stock is, as follows: 2,000 shares vested on March 20, 1996; 2,000 shares vested on July 3, 1996; 2,000 shares vested on November 14, 1996; 9,813 shares vested on February 7, 1997; 1,000 shares vested on March 20, 1997; 1,000 shares will vest on July 3, 1997; and 1,000 shares will vest on November 14, 1997. Regular Common Stock dividends are paid on the restricted stock until shares are forfeited and returned to the Company.

(4). Amounts shown consist solely of the Company's matching 401(K) Plan contributions.


OPTION/SAR GRANTS IN LAST FISCAL YEAR TABLE (THERE WERE NO GRANTS TO THE OFFICERS IN THE SUMMARY COMENSATION TABLE)


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES TABLE

The following table provides information on stock options exercised during 1996 and the value of the unexercised options held at December 31, 1996, by the named executive officers.

                                             Number of
                                             Securities
                                             Underlying
                                             Unexercised
                                             Options/SAR's
                                             at 12/31/96 (#)

                    Shares
                    Acquired on  Value
Name                Exercise(#)  Realized($) Exercisable(#)   Unexercisable(#)
Paul A. Saxton      15,001       $106,882    56,500           8,000
John C. Blackwell                            3,333            6,667
Gordon H. Brown                              3,333            6,667
Robert L. Gray      3,333        36,663      29,501           4,000
Raymond J. Kulla                             3,333            6,667

                                              Value of Unexercised
                                              In-the-Money Options
                                              At 12/31/96($)(1)

Name                Exercisable($)            Unexercisable($)
Paul A. Saxton      $17,500                   $0
John C. Blackwell   0                         0
Gordon H. Brown     0                         0
Robert L. Gray      0                         0
Raymond J. Kulla    1,666                     3,333



(1). The closing price of the Company's Common Stock on December 31, 1996 was $9.75. The numbers shown reflect the value of options accumulated over an eight year period.


PENSION PLAN TABLE

The table that follows shows the estimated annual benefits payable upon retirement to the Company's employees not represented by a union under the Company's defined benefit plan.




                10             15             20        25
                Years of       Years of       Years of  Years of
Remuneration    Service        Service        Service   Service

$75,000         $13,081        $19,622        $26,162   $32,703
100,000          17,881         26,822         35,762    44,703
125,000          22,681         34,022         45,362    56,703
150,000          27,481         41,222         54,962    68,703
175,000          32,281         48,422         64,562    80,703
200,000          37,081         55,622         74,162    92,703
225,000          41,881         62,822         83,762   104,703
250,000          46,681         70,022         93,362   116,703
275,000          51,481         77,222        102,962   125,000
300,000          56,281         84,422        112,562   125,000
325,000          61,081         91,622        122,162   125,000
350,000          85,881         98,822        125,000   125,000


Effective January 1, 1994, compensation used for benefit calculations is limited to $150,000 per year (as adjusted from time to time by the Internal Revenue Service). To the extent that the annual benefits payable as reflected in the foregoing Pension Plan Table are so limited by the Internal Revenue Service, the named executive officers will receive supplemental pension payments upon retirement after January 1, 1997 equal to the amount of the annual benefit not payable under the Plan because of the limitation imposed by the Internal Revenue Service.

The above calculations used the covered compensation of someone born in 1929.

The Plan provides retirement benefits based upon Years of Service limited to 25 years and Average Monthly Compensation. Average Monthly Compensation is the average compensation (compensation means basic salary received, including overtime, bonuses and incentive compensation received, and other similar types of payment prior to any reduction pursuant to any Company profit-sharing plan) for the highest five consecutive years of compensation during the last ten years preceding retirement. The amount of compensation used for 1996 in determining Average Monthly Compensation of each executive officer named in the Summary Compensation Table is the aggregate amount shown in the salary and bonus columns of the Table. Years of Service for retirement benefits purposes are: Mr. Saxton, 9 years; Mr. Blackwell, 2 years; Mr. Brown, 2 years; Mr. Gray, 7 years; and Mr. Kulla, 1 year. Under the Plan's benefit formula, effective January 1, 1989, at the Normal Retirement Age of 65, a participant may retire without any benefit reduction due to age and would receive a monthly benefit equal to the sum of (i) 1.47% of the Average Monthly Compensation and (ii) .45% of the Average Monthly Compensation in excess of Social Security Covered Compensation times Years of Service. In no event, however, would the benefit under the formula stated above be less than the benefit accrued under the terms of the Plan in effect as of December 31, 1988. A participant is 100% vested in the pension benefit after five years of service.


RETIREMENT AND TERMINATION ARRANGEMENTS

In connection with Messrs. Saxton's, Brown's and Kulla's employment, the Company agreed to supplement the retirement benefits payable following their retirement by an amount calculated under the Plan formula, but calculating their benefit as if each year of actual service equaled 1.5 Years of Service for Messrs. Saxton and Kulla and 1.4 Years of Service for Mr. Brown. The amount of this supplemental benefit is reduced by the retirement benefits paid under the Plan.

Mr. Saxton and certain other officers, including each of the officers named in the Summary Compensation Table, have entered into Employment Agreements with the Company. The Employment Agreements replace the Severance Compensation Plan for Executive Officers. These Employment Agreements provide that, subject to certain conditions described below, the officer will be employed for a period of three years after a Change of Control. A Change of Control is defined in the Employment Agreements as the acquisition by any person or group of beneficial ownership of 30% or more of the combined voting power of the Company, a change in the composition of the Board during any two-year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period, there is consummated a merger or consolidation of the Company or the stockholders approve a complete liquidation or dissolution of the Company. The Employment Agreements further provide that if the officer's employment shall be terminated by the Company for other than just cause, disability (both defined therein) or death, or by the officer for good reason (as defined therein), the Company shall continue to pay the officer his base salary and provide benefits through the third anniversary of the date on which the Change of Control occurs unless such termination occurs during the final twelve month period of the Agreement in which case the officer shall continue to receive salary and benefits until the first anniversary of the date of such termination. The benefit received by the officer pursuant to this Agreement may not exceed the maximum amount that may be paid without incurring an excise tax imposed upon such benefits by Section 4999 of the Internal Revenue Code of 1986, as amended (in general, approximately 300% of the employee's average total compensation income for the five preceding calendar years). The Agreements may not be amended unless the amendment is agreed to in writing by both parties.

In connection with Mr. Saxton's becoming an employee in September 1987, the Company agreed to continue payments to him for a period up to 12 months equal to his annualized basic salary in effect prior to the Company's termination of his employment before attaining age 64. In addition, the Company agreed to continue his medical and life insurance benefits for the same period to the extent that he could be continued as an employee. These payments would not be paid if Mr. Saxton is entitled to benefits paid under the Employment Agreement described above or the Company's long term disability plan. The payments would terminate upon Mr. Saxton's death or his entering a new employment relationship. In connection with Messrs. Blackwell's, Brown's, Gray's and Kulla's becoming employees in March 1995, July 1995, April 1990 and October 1995, respectively, the Company agreed to continue payments to them for a period up to 12 months equal to their annualized base salaries in the event of the Company's termination of their employment.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph below shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is composed of three non-employee directors. The Committee is responsible for administering the Company's long-term incentive compensation plans and for considering and submitting recommendations to the Board on base compensation, the annual bonus plan and other compensation of the executive officers. The Committee has prepared the following report for inclusion in this proxy statement describing the policies and process of compensating the executive officers of the Company.


Compensation Policies

     The Company's compensation policies are designed to offer executive officers competitive salaries and additional compensation opportunities based on each executive officer's contribution to the Company's performance. Competitive compensation packages are designed to enable the Company to attract and retain individuals with superior abilities. Commensurate with his responsibilities, the Chief Executive Officer's additional compensation opportunity is more dependent on the Company's performance than is that of the other executive officers.


Application and Administration of Compensation Policies

     The compensation of the Company's executive officers is reviewed periodically by the Committee. The Company's executive officer compensation program has been designed to:


     - Provide salary and additional compensation opportunities which are comparable to those offered by similar companies, thus allowing the Company to compete for and retain talented executives who are critical to its long term success;

     - Motivate executive officers to achieve specific business goals annually and reward them for their achievement; and

     - Align the interests of executive officers with the long term interests of stockholders by providing opportunities that can result in significant ownership of the Company's Common Stock.

     At present, the executive officers' compensation packages are comprised of base salaries, an annual incentive bonus plan and long term incentive opportunities in the form of grants of stock options and awards of restricted stock, as well as other benefits typically offered to executive officers by comparable companies.

Base Compensation

     Base salary ranges are established by the Committee for each executive officer after considering industry comparisons, the executive's position and responsibilities, his tenure and the size of the Company. Salaries are reviewed annually. Adjustments are recommended to the Board as warranted to reflect sustained individual officer performance.

Annual Bonus Plan

     A bonus plan is formulated annually by the Committee and recommended to the Board. The potential 1996 cash bonus for the Chief Executive Officer and the other executive officers could have equaled 80% and 68% of their base salaries, respectively. The plan was based upon achievement of two specific quantitative goals: target increases in the Company's profit before taxes accounted for 75% of the bonus plan and target increases in inventory turns accounted for 25% of the bonus plan. Neither of the targets were achieved; consequently, no bonuses were paid.

Long-Term Incentive Compensation

     Stock based incentives are an important element of the executive officers' compensation packages. To provide such incentives, the Company maintained a stock plan for key employees which provided for the granting of options or awards of restricted stock. Shares are no longer available under that Plan and the Board has adopted, subject to shareholder approval, a new plan which expires in 2007. The Committee believes the granting of stock based incentives is the best mechanism for aligning the financial interests of the Company's executive officers with interests of shareholders since both gain through the appreciation of the Company's stock. Unexercised stock options held by the Company's executive officers and Chief Executive Officer are listed in the Aggregated Option/SAR Exercises In Last Fiscal Year And
Fiscal Year-End Option/SAR Values Table set forth above.   In 1996, the
Company granted stock options to a group representing 2% of the total employees, including options for 7,500 shares to an executive officer who was promoted during 1996 and options for 10,000 shares to an executive officer who was hired during 1996. Neither of those officers was among the five executive officers listed in the Summary Compensation Table in this Proxy Statement.

Compensation of the Chief Executive Officer

     In evaluating the compensation of Paul A. Saxton, Chairman of the Board and Chief Executive Officer, for the year ended December 31, 1996, the Committee placed particular emphasis upon Mr. Saxton's leadership in (a) the continued reorganization of the Company to provide better customer service and improve customer relationships, (b) recruitment and strengthening of the senior management team and (c) initiating the process for selling the Company's cast iron and cast aluminum businesses to concentrate on its core businesses. The Committee also reviewed salaries of chief executive officers in comparable businesses. It increased Mr. Saxton's 1996 salary 4.25% to $294,000.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the tax deduction for compensation paid to any of the named executive officers unless certain requirements are met. All compensation paid to the Company's executive officers in 1996 was fully deductible and, at this time, it is not anticipated that any named executive officer of the Company will receive any such compensation in excess of this limit during 1997.

                                        Compensation Committee
                                        Phillip A. Ranney, Chairman
                                        Charles E. Bradley
                                        Thomas G. Belot

The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock during the five fiscal years ended December 31, 1996, with cumulative total return on the S&P 500 Index and the S&P Housewares Composite Index. The comparison assumes $100 was invested on January 1, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG GENERAL HOUSEWARES CORP., S&P 500 INDEX AND S&P HOUSEWARES COMPOSITE INDEX


Cumulative Total Return Summary

                1992 1993      1994      1995      1996
GHC             100  75.91     83.60     45.21     58.26
S&P 500         100  107.05    105.51    139.62    159.89
S&P Housewares  100  103.47    111.97    117.67    132.43


APPROVAL OF THE 1997 KEY EMPLOYEES' INCENTIVE STOCK PLAN

The Board of Directors recommends its stockholders approve the 1997 Key Employees' Incentive Stock Plan (herein called the Incentive Stock Plan) for selected key employees of the Company and its subsidiaries.

The Incentive Stock Plan was adopted, subject to the approval of stockholders, by the Board of Directors on February 14, 1997. The Incentive Stock Plan was adopted to assist in associating the interests of management with the stockholders of the Company. The Company believes that participation under the Incentive Stock Plan will provide management and other key employees with an incentive to perform more effectively and will assist the Company and its subsidiaries in securing and retaining key employees of outstanding ability. The Incentive Stock Plan will expire on February 1, 2007, but awards or options theretofore granted may extend beyond that date.

The 1993 Key Employees' Incentive Stock Plan will be terminated as to further grants effective upon approval of the 1997 Plan, subject to the rights of existing holders of outstanding options or restricted stock awards. After such approval, no further options or awards may be granted under the 1993 Key Employees' Incentive Stock Plan.

A copy of the Incentive Stock Plan is annexed to this Proxy Statement as Exhibit A. The following summary is qualified in its entirety by reference to the Incentive Stock Plan as set forth in Exhibit A.

Other than certain restricted stock granted to non-management directors described below, no benefits or amounts have been, nor will any be, received by, or allocated to, any employee prior to the Annual Meeting. Therefore, except as described herein, any benefits or amounts available under the Incentive Stock Plan are not determinable.

ADMINISTRATION. The Plan is administered by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors each of whom is both a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Currently, the Compensation Committee of the Board of Directors has been designated as the Committee under the Incentive Stock Plan.

PARTICIPATION. Key employees of the Company and its subsidiaries who are responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to participate in the Incentive Stock Plan. The Committee, in its sole discretion, designates the eligible employees that will participate in the Incentive Stock Plan from time to time.

SHARES AVAILABLE FOR AWARDS. Subject to adjustment for certain stock splits and recapitulation, an aggregate of 300,000 shares of Common Stock have been reserved for issuance under the Incentive Stock Plan. The number of shares of Common Stock with respect to which any one participant may receive awards during any twelve-month period may not exceed 100,000 shares. If an award is exercised or terminates (by reason of forfeiture, expiration, cancellation, surrender or otherwise) without the issuance of shares of Common Stock, the number of shares subject to the award will again be available for issuance under the Incentive Stock Plan.

STOCK OPTIONS. The Incentive Stock Plan permits the award of stock options, including nonqualified and incentive stock options, which may, but need not, be awarded in tandem with stock appreciation rights. Generally, unless the Committee determines otherwise, options are subject to the following: (i) the exercise price shall not be less than 100% of the fair market value of Common Stock on the grant date; (ii) the option shall expire ten years from the grant date, unless forfeited prior to such date; (iii) no option shall be exercisable during the period ending on the first anniversary of the grant date; and (iv) vested options may be exercised for 30 days following the optionee's termination of employment; provided, however, if such termination is by reason of death, the option may be exercised for a period of fifteen months, and if such termination is by reason of retirement, the option may be exercised for a period of three months. If a participant retires on or after attainment of age 65 under the Company's Pension Plan for Non-Bargaining Unit Employees, his or her options may be exercised for a period of five years following such retirement. In no event may an option be exercised after its expiration date. Unless the Committee determines otherwise, unvested options are forfeited upon termination of employment; provided, however, if such termination is after the first anniversary of the grant date and is on account of death or retirement, the participant shall vest in a pro rata portion of the award.

Payment of the exercise price shall be made at the time an option is exercised in cash, by delivery of shares of Common Stock having a fair market value equivalent to or greater than the exercise price, in a combination of cash and shares of Common Stock, or in any other method permitted by the Committee. No option may be exercised for less than the lesser of 50 shares or the full number of shares which are then exercisable under the option. Any tax withholding required at the time of exercise shall be paid in cash or, in accordance with procedures established by the Committee, by withholding shares of Common Stock otherwise deliverable. The exercise of an option which was granted in tandem with a stock appreciation right shall cancel the related stock appreciation right to the extent of the number of shares exercised under the option.

Options awarded under the Incentive Stock Plan may not be transferred by the optionee other than by will or the laws of descent and distribution. However, the Committee, in its sole discretion, may permit a participant to transfer a nonqualified stock option pursuant to a "domestic relations order" as defined in Section 206 of ERISA or to or for the benefit of a member or members of such participant's immediate family, subject to the terms of the Incentive Stock Plan.

STOCK APPRECIATION RIGHTS. An option may be granted in conjunction with a related stock appreciation right. A stock appreciation right is the right of the optionee, without any payment to the Company, to receive the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price per share as provided in the related stock option. The Committee shall determine the terms and conditions of any related stock appreciation right granted in connection with an option. Generally, a related stock appreciation right granted in connection with an incentive stock option shall be subject to the same terms and conditions as the related incentive stock option. The exercise of a related stock appreciation right shall cancel the underlying option to the extent of the number of shares exercised under the stock appreciation right.

RESTRICTED STOCK. The Committee may make awards of restricted stock to eligible participants on such terms, conditions and restrictions as the Committee may determine. Unless determined otherwise by the Committee, if the participant ceases to be an employee of the Company or its subsidiaries for any reason other than death or disability (or retirement, if provided by the Committee in the award), any shares of restricted stock which have not vested shall be forfeited. Generally, a participant shall become vested in his or her shares of restricted stock if the participant ceases to be an employee of the Company and its subsidiaries by reason of death or disability (or retirement, if applicable).

ADJUSTMENTS TO SHARES; CHANGE IN CONTROL. Generally, the Committee may make such adjustments to awards granted under the Incentive Stock Plan as it deems equitable and appropriate to reflect changes in the Company's capitalization, including changes such as a stock dividend, split-up, combination or exchange of shares, recapitalization, merger, consolidation or other corporate reorganization.

In the event of a Change of Control of the Company as defined in the Incentive Stock Plan, all restrictions on restricted Common Stock previously awarded shall be canceled and all stock options and related stock appreciation rights shall fully vest.

TAX CONSEQUENCES OF AWARDS. A participant who is granted a stock option will not be subject to federal income tax at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-qualified stock option, the difference between the option price and the fair market value of the Common Stock on the date of exercise will be considered ordinary income.

Upon exercise of an incentive stock option, no taxable income will be recognized by the participant and the Company is not entitled to a tax deduction by reason of such exercise. If Common Stock purchased pursuant to the exercise of an incentive stock option is sold within two years from the date of grant or within one year after the transfer of such Common Stock to the participant, then the difference, with certain adjustments, between the fair market value of the Common Stock at the date of exercise and the exercise price will be considered ordinary income.

Participants who are granted restricted stock will recognize ordinary income at the first time the Common Stock becomes transferable or not subject to a substantial risk of forfeiture, in an amount equal to the excess of the fair market value of the Common Stock on such date over the purchase price paid by the participant, if any. However, a participant receiving an award of restricted stock may make an election under section 83(b) of the Code to have the income recognized and measured at the date the award is granted.

Participants who are granted awards that are settled in cash, generally will recognize ordinary income on the amount of the cash payment.

Generally, the Company is entitled to an income tax deduction for any compensation income taxed to the participant, provided that the compensation to the participant is not in excess of reasonable compensation. The Company may withhold amounts from participants to satisfy withholding tax requirements. Subject to approval of the Committee, a participant may have shares of Common Stock withheld from awards or may tender shares of Common Stock to the Company to satisfy withholding tax requirements.

AMENDMENT OF INCENTIVE STOCK PLAN. The Board of Directors may from time to time amend, alter or discontinue the Incentive Stock Plan; provided, however, that no amendment, alteration or discontinuation shall be made, without the consent of the participant, which would adversely affect the rights of such participant under any option or award of restricted stock previously granted, and no such amendment shall be made, without the consent of the Company's stockholders, which would increase the total number of shares reserved for issuance under the Incentive Stock Plan or change the class of employees eligible to receive incentive stock options.

PLAN BENEFITS. Approximately 100 employees, including all executive officers of the Company, will be eligible for awards under the Incentive Stock Plan, although the number of employees who actually receive awards under the Incentive Stock Plan may be substantially less. No benefits or amounts have been nor will any be received by, or allocated to, any employee prior to the Annual Meeting.

GRANTS TO NON-MANAGEMENT DIRECTORS. The Plan further provides that the directors of the Company who are not key employees of the Company or any of its subsidiaries in office at the close of the Company's 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") shall be awarded 1,500 shares of Common Stock (or, in the case of a director assuming office after such 1997 Annual Meeting, such different number of shares as shall give proportionate effect to the reduced period of time) as Restricted Stock under the Plan, subject to the terms and conditions of the Plan and to the further condition that the Restricted Period relating to said shares shall end with respect to one-third thereof (or, in the case of a director assuming office after the 1997 Annual Meeting, such different number of shares as shall give proportionate effect to the reduced period of time) on the respective dates on which the Company's Annual Meeting of Stockholders shall be held in 1998, 1999 and 2000.

The following table reflects the anticipated awards of Common Stock to non-management directors under the Plan for 1997. The dollar value is based on the closing price per share of Common Stock of $10.25 on March 17, 1997, as reported on the New York Stock Exchange composite transaction tape.


NAME                                  STOCK AWARDS
                                      SHARES GRANTED (#)     DOLLAR VALUE

Non-Management Directors              12,000                 $123,000


RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR Approval of the 1997 Key Employee Incentive Stock Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy, and entitled to vote at the meeting, is required for approval of the Incentive Stock Plan. For this purpose, a stockholder voting through a proxy who abstains with respect to the approval of the Incentive Stock Plan is considered to be present and entitled to vote on the Incentive Stock Plan at the meeting, and is in effect a negative vote. Broker non-votes on the Incentive Stock Plan shall not be considered present and entitled to vote on the Incentive Stock Plan. The accompanying proxy, if properly executed and returned, will be voted (absent contrary instructions) in favor of approving the Incentive Stock Plan.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected Price Waterhouse as its independent public accountants for the current fiscal year. The firm has audited the Company's financial statements annually since 1967. A representative of Price Waterhouse is expected to be present at the Annual Meeting with the opportunity to make a statement, if the representative desires to do so, and is expected to be available to respond to appropriate questions from the stockholders.

FUTURE STOCKHOLDER PROPOSALS

From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement. To be included in the proxy statement for the 1998 annual meeting, proposals must be received by the Company no later than November 27, 1997.

In addition, stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by the Company's bylaws. The Company's bylaws require that to be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 130 days prior to the anniversary date of the immediately preceding annual meeting. To be eligible for consideration at the 1998 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between January 2 and February 11, 1998.


OTHER MATTERS

Management of the Company is not aware of any matters, other than those specified in the Notice of Annual Meeting and discussed above in this Proxy Statement, that are to be presented for action at the meeting. Should any other matters properly come before the meeting or any adjournment or adjournments thereof, the persons named as proxies in the enclosed form of proxy will have discretionary power to vote, pursuant to the proxies hereby solicited, with respect to such matters in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by regular employees of the Company or others affiliated with the Company. In addition, the Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending or forwarding proxy material to principals in obtaining their proxies.

The Company has determined, upon its review, that those persons subject to
Section 16 of the Securities Exchange Act of 1934, as amended, have filed on a timely basis Forms 3, 4 and 5 in compliance with Section 16(a) of said Act.

All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

                                        By Order of the Board of Directors,
                                        RAYMOND J. KULLA,
                                        Secretary.

Terre Haute, Indiana
Dated: March 27, 1997

FORM 10-K AVAILABLE
THE FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION PROVIDES CERTAIN ADDITIONAL INFORMATION, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO: TERESA BURNS, ASSISTANT SECRETARY, GENERAL HOUSEWARES CORP., P.O. BOX 4066, TERRE HAUTE, INDIANA 47804.

EXHIBIT A

1997 KEY EMPLOYEES INCENTIVE STOCK PLAN

OF

GENERAL HOUSEWARES CORP.

AND SUBSIDIARIES


1.  Purpose of Plan

The purpose of the Plan is to aid General Housewares Corp. (the "Company") and its subsidiaries, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries. In addition, the Plan is designed to associate the interests of management with the stockholders by reinforcing the relationship between participants' rewards and stockholder gains.

2.  Stock Subject to the Plan

Subject to Paragraph 10 hereof, the maximum number of shares of common stock of the Company ("Common Stock") that may be awarded or subject to option under the Plan is 300,000. The maximum number of shares underlying awards to any one participant in any 12-month period shall not exceed 100,000 shares.

Shares awarded under the Plan may consist, in whole or in part, of unissued shares or treasury shares. In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Plan, that number of shares of Common Stock subject to the award but not delivered shall again be available for awards under the Plan (whether or not cash or other consideration is paid to a participant in respect of such shares). Restricted stock awarded under the Plan and later forfeited pursuant to the Plan shall again become available for awards or options under the Plan.

3.  Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or a subcommittee of the Board (the "Committee"), which shall consist of at least two members of such Board, all of whom shall be "non-employee directors" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act") and "outside directors" within the meaning of section 162(m) of the Code. The Committee's interpretation and construction of any provision of the Plan or any agreement with a participant under the Plan and all determinations made by it shall be final and conclusive.

The Committee's determinations under the Plan (including without limitation determinations as to the persons to receive awards, the form, amount and timing of such awards, the terms and conditions of such awards and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. The Committee shall have absolute discretion in establishing or amending the terms of any award under the Plan, which discretion may be exercised either at the time an award is granted or thereafter; provided, however, that no amendment to an outstanding award that would adversely affect the rights previously granted under such award may be made without the participant's consent.

No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award hereunder.

4.  Eligibility

Key employees, including officers of the Company and its subsidiaries (but, subject to Section 19, excluding members of the Committee and any person who serves only as a director), who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries, are eligible to participate in the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the price and amount of securities to be awarded under the Plan including without limitation the number of shares to be covered by stock options, any related stock appreciation rights and the amount of awards of restricted stock granted to each participant.

5. Grant of Stock Options, Stock Appreciation Rights and Awards of Restricted Stock

No stock option, no related stock appreciation right and no award of restricted stock may be granted under the Plan after February 1, 2007 but options, related stock appreciation rights and awards of restricted stock theretofore granted may extend beyond that date.

6.  Terms and Conditions of Stock Options

The grant of a stock option shall be evidenced by a written stock option agreement ("Agreement") executed by the Company and the participant, stating the number of shares of Common Stock subject to the stock option evidenced thereby and in such form as the Committee may from time to time determine. All options granted under the Plan may be either incentive stock options as defined in section 422 of the Code or options other than incentive stock options (referred to as "nonqualified stock options"). Each option shall state whether or not it is intended to be treated as an incentive stock option. To the extent that an option is designated as an incentive stock option but fails to satisfy the requirements of section 422 of the Code, it shall be treated as a nonqualified stock option.

Except as otherwise provided under the terms of any option agreement, all options granted under the Plan shall be subject to the foregoing, to the following terms and conditions, and to such other terms and conditions as the Committee shall determine:

(a) The option price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

"Fair market value" as of any date and in respect of any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock as reported in the consolidated trading tables of The Wall Street Journal (presently, the NYSE-Composite Transactions).

(b) Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option.

(c) No option shall be exercisable during the year ending on the first anniversary date of the granting of the option except as provided in Paragraphs 10 and 11 of the Plan. Exercise of any option granted hereunder shall be conditional upon the prior approval of the listing on the appropriate national securities exchange or exchanges of the shares of Common Stock called for by such option.

(d) Payment in full (including applicable taxes, if any) shall be made for all shares purchased either (i) in cash (including check, bank draft or money order), (ii) at the discretion of the Committee, by delivering shares of Common Stock of the Company already owned by the participant having a fair market value equivalent to or greater than the amount of cash otherwise required, (iii) at the discretion of the Committee, by a combination of (i) and (ii) above, or (iv) under any other method as may be permitted by the Committee from time to time. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No option exercise shall be effective until the participant has given written notice of the exercise of his option, paid in full for such shares and, if requested, given the representation described in Paragraph 6(i) of the Plan; provided, however, the Committee shall have discretion to permit minor post-exercise adjustments in cases where shares of Common Stock have been delivered in payment for the shares to avoid fractional shares and to deal with trading variations on the day of exercise. Payment of taxes, if any, shall be in cash at time of exercise; provided, however, tax withholding obligations may be met by the withholding of shares of Common Stock otherwise deliverable to the participant pursuant to procedures approved by the Committee. In no event shall shares of Common Stock be delivered to any participant until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his tax withholding obligations met by the withholding of shares of Common Stock in accordance with the procedures approved by the Committee.

(e) Subject to Paragraph 6(g) of the Plan, if a participant's employment by the Company or a subsidiary terminates by reason of his death, his option may thereafter be exercised only to the extent to which it was exercisable at the time of his death and may not be exercised after the expiration of the period of fifteen months from the date of his death or the expiration of the stated period of the option, whichever period is the shorter.

(f) Subject to Paragraph 6(g) of the Plan, if a participant's employment by the Company or a subsidiary terminates by reason of retirement, his option may thereafter be exercised only to the extent to which it was exercisable at the time of such termination of employment and may not be exercised after the expiration of the period of three months from the date of such termination of employment or of the stated period of the option, whichever period is shorter; provided, however, that if the participant dies within such three-month period, any unexercised stock option, to the extent to which it was exercisable at the time of his death, shall thereafter be exercisable for a period not exceeding fifteen months from the date of his death or for the stated period of the option, whichever period is the shorter. Notwithstanding the above, if a participant's employment by the Company or a subsidiary terminates by reason of retirement on or after attaining age 65 under the Company's Pension Plan for Non-Bargaining Unit Employees, his options may thereafter be exercised in full for a period of five years from the date of such termination of employment or the stated period of the option, whichever period is shorter.

(g) If a participant's employment terminates by death or retirement after the first anniversary date of the granting of the option and prior to an installment of his option (other than the first installment) becoming exercisable and if there are not conditions to the next succeeding installment becoming exercisable other than the passage of time, his option thereupon shall become exercisable with respect to a number of shares (in addition to shares covered by installments theretofore matured) equal to a pro rata portion of the shares for which it would become exercisable upon the maturity of the next succeeding installment, such pro rata portion to be based upon the proportion which the number of full months in the period beginning with the maturity date of the next preceding installment and ending such termination of his employment bears to the total number of full months in the period beginning with the maturity date of the next preceding installment and ending the maturity date of the next succeeding installment.

 (h) If any participant's employment by the Company or a subsidiary terminates for any reason other than death or retirement, his option may thereafter be exercised only to the extent to which it was exercisable at the time of such termination of employment and may not be exercised after the expiration of the period of 30 days from the date of such termination of employment or of the stated period of the option, whichever period is shorter.

(i) The Committee may require each person purchasing shares pursuant to the option to represent to and agree with the Company in writing that he is acquiring the shares without a view to distribution thereof. The certificates for such share may include a legend which the Committee deems appropriate to reflect any restrictions on transfers.

(j) A stock option shall not be assigned, alienated, pledged, attached, sold, transferred or encumbered by a participant other than by will or by the laws of descent and distribution, or in the case of a nonqualified stock option,

(i) pursuant to a "domestic relations order" as defined in section 206 of ERISA, or

(ii) by transfer without consideration by a participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to

(A)     a member of his or her Immediate Family,

(B) a trust solely for the benefit of the participant and his or her Immediate Family, or
(C) a partnership or limited liability company whose only partners or shareholders are the participant and his or her Immediate Family members, (each transferee described in clauses (i) and (ii) next above is hereafter referred to as a "Permitted Transferee"); provided the Committee is notified in advance in writing of the terms and conditions of any proposed transfer intended to be described in (i) or (ii) next above and it determines that the proposed transfer complies with the requirements of the Plan and the applicable option agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (i) or
(ii) shall be void and unenforceable against the Company. For this purpose, "Immediate Family" means, with respect to a participant, the participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

The terms of the stock option shall apply to the beneficiaries, executors and administrators of the participant and of the Permitted Transferees of the participant (including the beneficiaries, executors and administrators of the Permitted Transferees), including the right to agree to any amendment of the applicable option agreement, except that Permitted Transferees shall not transfer any stock option other than by will or by the laws of descent and distribution.

A stock option shall be exercised only by the participant (or his or her attorney in fact or guardian) (including, in the case of a transferred option, by a Permitted Transferee), or, in the case of the participant's death, by the participant's executor or administrator (including, in the case of a transferred option, by the executor or administrator of the Permitted Transferee), and no shares shall be issued by the Company unless the exercise of a stock option is accompanied by sufficient payment, as determined by the Company, to meet its withholding obligations on such exercise or by other arrangements satisfactory to the Committee to provide for such payment.

(k) An option may be granted to an employee conditional upon the rescission or cancellation of an option or options held by such employee covering the same number of shares and outstanding under the Plan, or any other plan. The grant of any such option shall not constitute, for purposes of the Plan, the amendment of the option rescinded or cancelled.

(l) The exercise of any stock option granted with related stock appreciation rights shall cancel that number of related stock appreciation rights which is equal to the number of shares of Common Stock purchased pursuant to the exercise of the stock option.

7.  Terms and Conditions of Stock Appreciation Rights

A stock appreciation right is the right of a participant, without any payment to the Company (except for applicable withholding taxes), to receive the excess of the fair market value per share of the Common Stock on the date on which a stock appreciation right is exercised over the exercise price per share as provided in the related underlying stock option.

The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan at the time the related option is granted on such terms and conditions as the Committee shall determine with respect to the related underlying option. The participant with a related stock appreciation right shall, subject to the terms of the Plan and the Agreement with the participant, have the right to surrender to the Company for cancellation all or a portion of the related option granted under the Plan (but only to the same extent that such option is then exercisable) and to be paid therefor an amount equal to the excess of the aggregate fair market value of the shares of Common Stock subject to the options being surrendered (determined as of the date of exercise of such stock appreciation right) over the aggregate option exercise price of the share of Common Stock subject to the options being surrendered, less applicable withholding taxes.

A stock appreciation right with an underlying incentive stock option (a) will expire no later than the expiration of the underlying incentive stock option;
(b) may be for no more than 100% of the spread (i.e., the difference between the exercise price of the underlying option and the fair market value of the Common Stock subject to the underlying option at the time the stock appreciation right is exercised); (c) is transferable only when the underlying incentive stock option is transferable, and under the same conditions; (d) may be exercised only when the underlying incentive stock option is eligible to be exercised; and (e) may be exercised only where there is a positive spread (i.e., when the fair market value of the Common Stock subject to the option exceeds the exercise price of the option).

Stock appreciation rights shall be evidenced by written agreements in such form as the Committee may from time to time determine.

8.  Terms and Conditions of Awards of Restricted Stock

(a) All shares of Common Stock awarded as restricted stock to participants under the Plan shall be subject to the foregoing, to the following terms and conditions, and to such other terms and conditions not inconsistent herewith, as the Committee shall determine:

(b) At the time of the award the Committee shall establish for each participant a "Restricted Period", which may be divided into installments having staggered termination dates. Shares of restricted stock awarded to participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restricted Period. Except for such restrictions on transfer, the participant as owner of such shares shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares (subject to the provisions of Paragraph 10) and the right to vote such shares.

(c) Unless determined otherwise by the Committee at the time the restricted stock is awarded or thereafter, if a participant ceases to be an employee of the Company or its subsidiaries for any reason other than (i) death, (ii) disability, or (iii) if the award shall so state, retirement on or after a participant's attaining age 65 or some later specified date, all shares of restricted stock theretofore awarded to such participant which are still subject to the restrictions imposed by Paragraph 8(a) shall upon such termination of employment be forfeited and returned to the Company.

(d) If a participant ceases to be an employee of the Company or its subsidiaries by reason of death, disability, or, if applicable, retirement on or after attaining age 65 (or some later specified date), the restrictions imposed by Paragraph 8(a) shall lapse with respect to the shares awarded when employment ceases.

(d) Each certificate issued in respect of shares of restricted stock awarded under the Plan shall be registered in the name of the participant and deposited by such participant, together with a stock power endorsed in blank, with the Company and shall bear the following legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1997 Key Employees' Incentive Stock Plan of General Housewares Corp. and subsidiaries and an Agreement entered into between the registered owner and General Housewares Corp. Copies of such Plan and Agreement are on file in the office of the Secretary of General Housewares Corp."

(e) The participant shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters, including compliance with applicable federal, state and other laws, and methods of withholding required taxes as the Committee shall in its sole discretion determine.

(f) Unless forfeited prior to such date pursuant to Paragraph 8(b) above, at the expiration of the restrictions imposed by Paragraph 8(a), the Company shall re-deliver to the participant, or the participant's legal representatives, the shares deposited with it pursuant to Paragraph 8(d).

9.  Transfer, Leave of Absence, etc.

For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary or affiliate, whether or not incorporated, or vice versa, or from one subsidiary or affiliate to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed by statute or by contract, shall not be deemed a termination of employment.

10.  Changes in Capital

If the outstanding Common Stock of the Company, shares of which are eligible for the granting of options, the granting of related stock appreciation rights or the award of restricted stock hereunder or subject to options theretofore granted, either with or without related stock appreciation rights, and awards of restricted stock still subject to the restrictions imposed by Paragraph 8(a), shall at any time be changed or exchanged by a stock dividend, split-up, combination or exchange of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to the Plan or subject to any outstanding options or awards of restricted stock still subject to the restrictions imposed by Paragraph 8(a), the exercise prices and the number of shares subject to said options and the number of shares of restricted stock shall be appropriately and equitably adjusted by the Committee so as to maintain the proportionate number of shares, and with respect to the outstanding options, without changing the aggregate option price. Any shares of stock or other securities received as a result of any change in capital by a participant with respect to shares of restricted stock still subject to the restrictions imposed by Paragraph 8(a) will be subject to the same restrictions and shall be deposited with the Company.

11.  Change of Control

For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if any one of the following has occurred:

(a) If any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in subparagraph (c)(i) below; or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) there is consummated a merger or consolidation of the Company with any other corporation, other than a (i) merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 70% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 70% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holder of the common stock of the Company immediately prior to such transactions or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

In the event of a Change of Control, if a participant has an employment agreement with the Company which becomes effective upon a Change of Control, and if that participant's employment is terminated during the term of the agreement for Good Reason (as defined in the employment agreement) or by the Company for reasons other than Just Cause (as defined in the employment agreement), upon such termination (a) all restrictions on restricted stock previously awarded to participants under the Plan shall be canceled, the shares awarded thereupon to become fully vested, and (b) all stock options and related stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or in any agreement. In the alternative, the Board of Directors shall have the power to cancel all outstanding options or any outstanding related stock appreciation rights, upon or after the effectiveness of any Change in Control resulting in a merger or consolidation and, in connection therewith, to determine the amount, if any, that each participant shall be entitled to receive in settlement of the outstanding options or any outstanding related stock appreciation rights held by him on the date of such cancellation; provided, however, that the value of the cash or property received with respect to each optioned share or with respect to each related stock appreciation right shall not exceed the per share value received or to be received by the holders of the outstanding Common Stock of the Company as the result of such merger or consolidation and shall not be less than the difference between the per share value of the outstanding Common Stock of the Company and the exercise price for each optioned share or related stock appreciation right.

In the event that an offer (governed by Section 14(d) of the Exchange Act) is made to the holders of the outstanding Common Stock of the Company to purchase or exchange such Common Stock for capital stock or other securities (or any combination thereof) of another corporation, partnership or other legal entity, or for cash, and such offer, if accepted, would result in the offeror becoming the owner of:

(a)     at least 50% of the outstanding Common Stock of the Company, or

(b) such lesser percentage of the outstanding Common Stock of the Company as the Committee in its sole discretion determines may adversely affect the market value of the Company's outstanding Common Stock after the tender or exchange offer, the Committee shall, prior to the expiration date (without extensions) of the tender or exchange offer, as the case may be, (i) cancel all restrictions on restricted stock previously awarded to participants under the Plan (the shares awarded thereupon to become fully vested), (ii) accelerate the time of exercise so that all outstanding options and related stock appreciation rights shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan, including without limitation the first sentence of Paragraph 6(c), or in any agreement and/or (iii) determine that the options shall be adjusted by substituting, for the shares then subject to options, (A) stock or other securities of the surviving corporation or offeror if such stock or other securities are publicly traded, or (B) if such stock or other securities are not publicly traded, in which event the aggregate option price shall remain the same and the amount of shares or other securities subject to option shall be the amount of shares or other securities which could have been purchased on the actual expiration date of the offer with the proceeds that would have been received by the participant if the option had been exercised in full prior to such expiration date and the participant had exchanged all of such shares pursuant to the tender or exchange offer, or (C) the same consideration that would have been received by the participant if the option had been exercised in full prior to such expiration date and the participant had exchanged all of such shares pursuant to the tender or exchange offer and, if such consideration is cash, the Committee may make the adjustment by payment to the participant of the difference between the exercise price and the offer price. In the event such tender or exchange offer is abandoned or the offeror does not purchase a significant number of shares pursuant to the offer, the Committee may again, without the consent of the participant, adjust unexercised options and related stock appreciation rights to substitute the original terms of exercisability. No participant shall have the right to prevent or compel the implementation of any of the foregoing actions by the Committee affecting the securities or other consideration available to the participant.

12.  Use of Proceeds

Proceeds from the sale of shares of Common Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

13.  Securities Law Compliance

Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the grantee of any award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock hereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been affected.

14.  No Right of Employment

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of such participant

15.  Miscellaneous Provisions

Except as provided in Paragraph 6(j), no award under the Plan, including any stock option, stock appreciation right, or award of restricted stock shall be transferable by the participant other than by will or the laws of descent and distribution.

Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Common Stock are registered in his name

The use of the masculine gender herein shall automatically convert to the feminine gender in connection with participation in the Plan by female key employees.

16.  Director Awards

Notwithstanding any provision of the Plan to the contrary, the directors of the Company who are not key employees of the Company or any of its subsidiaries in office at the close of the Company's 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") shall be awarded 1,500 shares of Common Stock (or, in the case of a director assuming office after such 1997 Annual Meeting, such different number of shares as shall give proportionate effect to the reduced period of time) as Restricted Stock under the Plan, subject to the terms and conditions of the Plan and to the further condition that the Restricted Period relating to said shares shall end with respect to one-third thereof (or, in the case of a director assuming office after the 1997 Annual Meeting, such different number of shares as shall give proportionate effect to the reduced period of time) on the respective dates on which the Company's Annual Meeting of Stockholders shall be held in 1998, 1999 and 2000.

17.  Effective Date

The Plan has been adopted and approved by the Board of Directors of the Company by action taken on February 14, 1997; provided, however, that the effectiveness of the Plan is expressly conditioned upon ratification and approval of the Plan by the affirmative votes of the holders of a majority of the Company's securities present, or represented, and entitled to vote at the Annual Meeting of the Company's stockholders in 1997. Options and related stock appreciation rights granted and restricted stock awarded under the Plan prior to such meeting shall be subject to, and the exercise thereof shall be expressly conditioned upon, such stockholder approval of the Plan and if said stockholder approval shall for any reason not be forthcoming at such meeting, the options and any related stock appreciation rights shall be null and void and the restricted stock shall be forfeited and returned to the Company.

18.  Amendments

The Board of Directors of the Company may from time to time amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of any participant under any option or award of restricted stock theretofore granted, without his consent, or which, without the approval of the stockholders, would:

(a) Except as is provided in Paragraph 10 of the Plan, increase the total number of shares reserved for the purposes of the Plan.

(b) Change the standards of eligibility of employees (or class of employees) eligible to receive incentive stock options under the Plan.

Withholdings

The Committee shall have the right to require participants or their agents to remit to the Company amounts sufficient to satisfy any federal, state or local income, employment, or other tax withholding requirements (or make other arrangements satisfactory to the Company with regard to such taxes) at such times as the Company deems necessary or appropriate for compliance with such laws.
FORM OF PROXY

The undersigned hereby appoints PAUL A. SAXTON and RAYMOND J. KULLA, and each of them, his proxies with full power of substitution, to vote all shares of Common Stock of General Housewares Corp. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at 10:00 A.M. on Tuesday, May 13, 1997, at the offices of the Company, 1536 Beech Street, Terre Haute, Indiana, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon and in respect of the following matter and, in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Proxy Statement dated March 27, 1997.

Election of Directors
Nominees:

Thomas G. Belot
Joseph Hinsey IV
Ann Manix

COMMENTS:  (change of address)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card) You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Proxy Committee cannot vote your shares unless you sign and return this card.

Please mark your vote as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1.  Election of directors     FOR          WITHHELD
    (see reverse)             ALL          FROM ALL
                              NOMINEES     NOMINEES

2.  Approval of 1997 Key      FOR     WITHHELD     ABSTAIN
    Employees' Incentive
    Stock Plan

SPECIAL ACTION

Change of Address/Comments
Will Attend Annual Meeting

This proxy may be revoked by the undersigned as provided in the accompanying Proxy Statement.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and related Proxy Statement, both dated March 27, 1997

The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to any other person or persons.

SIGNATURE(S)
DATE
NOTE: Please sign exactly as name appears hereof. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
/TEXT>